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EXHIBIT 99.1

Pacific Crest Capital, Inc.
2002 Equity Incentive Plan

PACIFIC CREST CAPITAL, INC.
2002 EQUITY INCENTIVE PLAN

        1.     Purpose. The purpose of the Pacific Crest Capital, Inc. 2002 Equity Incentive Plan is to promote and advance the interests of Pacific Crest Capital, Inc. and its shareholders by enabling the Company to attract, retain and reward employees and directors and to strengthen the mutuality of interests between Participants and the Company's shareholders. The Plan is designed to meet this intent by offering performance-based stock and cash incentives and other equity-based incentive awards, thereby providing a proprietary interest in pursuing the long-term growth, profitability and financial success of the Company.

        2.     Definitions. For purposes of this Plan, the following terms shall have the meanings set forth below:

          (a)   "Award" or "Awards" means an award or grant made to a Participant under Sections 6 through 9, inclusive, of the Plan.

          (b)   "Board" means the Board of Directors of the Company.

          (c)   "Code" means the Internal Revenue Code of 1986, as in effect from time to time or any successor thereto, together with rules, regulations and interpretations promulgated thereunder.

          (d)   "Committee" means the Committee of the Board that is provided in Section 3 of the Plan.

          (e)   "Common Stock" means the Common Stock, without par value, of the Company or any security of the Company issued in substitution, exchange or lieu thereof.

          (f)    "Company" means Pacific Crest Capital, Inc., a Delaware corporation, or Subsidiary or successor corporation.

          (g)   "Disability" means disability as determined by the Committee in accordance with standards and procedures similar to those under the Company's long-term disability plan.

          (h)   "Effective Date" means the date the Plan is approved by the holders of a majority of the shares of Common Stock represented and voting and entitled to vote at a meeting of the shareholders of the Company or by written consent of a majority of the outstanding shares of Common Stock.

          (i)    "Exchange Act" means the Securities Exchange Act of 1934, as amended and in effect from time to time, or any successor statute.

          (j)    "Fair Market Value" means on any given date, the closing price for the Common Stock on the date of such grant or, if the Common Stock was not traded on such date, on the next preceding day on which the Common Stock was traded, determined in accordance with the following rules.

            (i)    If the Common Stock is admitted to trading or listing on a national securities exchange registered under the Exchange Act, the closing price for any day shall be the last reported sale price regular way, or in the case no such reported sale takes place on such date, the average of the last reported bid and ask prices regular way, in either case on the principal national securities exchange on which the Common Stock is admitted to trading or listed, or

            (ii)   If not listed or admitted to trading on any national securities exchange, the last sale price of the Common Stock on the National Association of Securities Dealers Automated Quotation National Market System ("NMS") or, in case no such reported sale takes place, the average of the closing bid and ask prices on such date, or

            (iii)  If not quoted on the NMS, the average of the closing bid and ask prices of the Common Stock on the National Association of Securities Dealers Automated Quotation System ("NASDAQ") or any comparable system, or

            (iv)  If the Common Stock is not listed on NASDAQ or any comparable system, the closing bid and ask prices as furnished by any member of the National Association of Securities Dealers, Inc. selected from time to time by the Company for that purpose, or

            (v)   If there is no regular public trading market for such Common Stock, the fair market value of the Common Stock shall be determined by the Committee in good faith.

          (k)   "Incentive Stock Option" means any Stock Option granted pursuant to the provisions of Section 6 of the Plan that is intended to be and is specifically designated as an "incentive stock option" within the meaning of Section 422 of the Code.

          (l)    "Non-Qualified Stock Option" means any Stock Option granted pursuant to the provisions of Section 6 of the Plan that is not an Incentive Stock Option.

          (m)  "Other Stock-Based Award" means an Award granted pursuant to the provisions of Section 9 of the Plan.

          (n)   "Participant" means a director or an employee of the Company or a Subsidiary or an individual who is performing services for either such entity and who is granted an Award under the Plan.

          (o)   "Plan" means this Pacific Crest Capital, Inc. 2002 Equity Incentive Plan, as set forth herein and as it may be hereafter amended and from time to time in effect.

          (p)   "Restricted Award" means an Award granted pursuant to the provisions of Section 8 of the Plan.

          (q)   "Restricted Stock Grant" means an Award of shares of Common Stock granted pursuant to the provisions of Section 8 of the Plan.

          (r)   "Restricted Unit Grant" means an Award of units representing shares of Common Stock granted pursuant to the provisions of Section 8 of the Plan.

          (s)   "Retirement" means retirement from active employment with the Company and its Subsidiaries on or after the normal retirement date specified in the Company's retirement plan or such earlier retirement date as approved by the Committee for purposes of this Plan.

          (t)    "Stock Appreciation Right" means an Award to benefit from the appreciation of Common Stock granted pursuant to the provisions of Section 7 of the Plan.

          (u)   "Stock Option" means an Award to purchase shares of Common Stock granted pursuant to the provisions of Section 6 of the Plan.

          (v)   "Subsidiary" means any corporation or entity in which the Company directly or indirectly controls 50% or more of the total voting power of all classes of its stock having voting power.

          (w)  "Ten Percent Shareholder" means a person who owns (after taking into account the constructive ownership rules of Section 424(d) of the Code) more than ten percent (10%) of the stock of the Company.

        3.     Administration.

          (a)   The Plan shall be administered by the Committee to be appointed from time to time by the Board. The Committee shall be comprised of not less than the minimum number (if any) of members of the Board required by Rule 16b-3 of the Exchange Act (or any successor rule).

  Members of the Committee shall serve at the pleasure of the Board and the Board may from time to time remove members from, or add members to, the Committee.

          (b)   A majority of the members of the Committee shall constitute a quorum for the transaction of business. Action approved in writing by a majority of the members of the Committee then serving shall be as effective as if the action had been taken by unanimous vote at a meeting duly called and held.

          (c)   The Committee is authorized to construe and interpret the Plan to promulgate, amend, and rescind rules and procedures relating to the implementation of the Plan and to make all other determinations necessary or advisable for the administration of the Plan. Any determination, decision, or action of the Committee in connection with the construction, interpretation, administration, or application of the Plan shall be binding upon all Participants and any person claiming under or through any Participant.

          (d)   The Committee may designate persons other than members of the Committee to carry out its responsibilities under such conditions and limitations as it may prescribe, except that the Committee may not delegate its authority with regard to selection for participation of and the granting of Awards to persons subject to Section 16 of the Exchange Act.

          (e)   The Committee is expressly authorized to make such modifications to the Plan as are necessary to effectuate the intent of the Plan as a result of any changes in the income tax, accounting, or securities laws treatment of Participants and the Plan.

          (f)    The Company shall effect the granting of Awards under the Plan in accordance with the determinations made by the Committee, by execution of instruments in writing in such form as approved by the Committee.

        4.     Duration of and Common Stock Subject to Plan.

          (a)   Term. The Plan shall terminate on December 31, 2011. The foregoing notwithstanding, no termination of this Plan shall adversely affect the rights of any Participant with respect to any Award outstanding as of the time of such termination.

          (b)   Shares of Common Stock Subject to Plan. The maximum number of shares of Common Stock with respect to which Awards may be granted under the Plan shall be Five Hundred Thousand (500,000), subject to adjustment as provided in Section 15 below.

            (i)    For the purpose of computing the total number of shares of Common Stock available for Awards under the Plan, there shall be counted against the foregoing limitations the number of shares of Common Stock subject to issuance upon exercise or settlement of Awards and the number of shares of Common Stock which equal the value of Restricted Unit Grants and other Stock-Based Awards, determined as at the dates on which such Awards are granted.

            (ii)   If any Awards shall for any reason expire or otherwise terminate, in whole or in part, without having been exercised in full, the shares of Common Stock not acquired under such Award shall revert to and again become available for issuance under the Plan.

          (c)   Source of Common Stock. Common Stock which may be issued under the Plan may be either authorized and unissued shares or issued shares which have been reacquired by the Company. No fractional shares of Common Stock shall be issued under the Plan.

          (d)   Section 162(m) Limitation. Subject to the provisions of the Section 15 relating to adjustments upon changes in capitalization, no Participant shall be eligible to be granted Awards covering more than Two Hundred Thousand (200,000) shares of the Common Stock during any calendar year.

        5.     Eligibility. Persons eligible for Awards under the Plan shall consist of directors and employees of the Company and its Subsidiaries whose performance or potential contribution, in the judgement of the Committee, will benefit the future success of the Company.

        6.     Stock Options. Stock Options granted under the Plan may be in the form of Incentive Stock Options or Non-Qualified Stock Options (collectively referred to as "Stock Options"). Stock Options shall be subject to the following terms and conditions. Each Stock Option shall contain such additional terms and conditions, not inconsistent with the express provisions of the Plan, as the Committee shall deem desirable.

          (a)   Grant. Stock Options may be granted under the Plan on such terms and conditions not inconsistent with the provisions of the Plan and in such form as the Committee may from time to time approve. Stock Options may be granted alone, in addition to or in tandem with other Awards under the Plan.

          (b)   Stock Option Price. The exercise price per share of Common Stock purchasable under a Stock Option shall be determined by the Committee at the time of grant. In no event shall the exercise price of an Incentive Stock Option be less than one hundred percent (100%) of the Fair Market Value of the Common Stock on the date of the grant of such Stock Option. In the case of a Ten Percent Shareholder, the exercise price of an Incentive Stock Option shall be not less than one hundred ten percent (110%) of the Fair Market Value of the Common Stock on the date of its grant.

          (c)   Option Term. The term of each Stock Option shall be fixed by the Committee. However, the term of Incentive Stock Options shall not exceed ten (10) years after the date the Incentive Stock Option is granted. Furthermore, the term of the Incentive Stock Options granted to Ten Percent Shareholders shall not exceed five (5) years after the date of its grant.

          (d)   Exercisability. A Stock Option shall be exercisable at such time or times and subject to such terms and conditions as shall be determined by the Committee at the date of grant. However, no Stock Option shall be exercisable during the first six (6) months after the date such Stock Option is granted.

          (e)   Method of Exercise. A Stock Option may be exercised, in whole or in part, by giving written notice of exercise to the Company specifying the number of shares to be purchased. Such notice shall be accompanied by payment in full of the purchase price (i) in cash, (ii) if acceptable to the Committee, in shares of Common Stock already owned by the Participant, or (iii) by surrendering outstanding Awards denominated in stock or stock units, to the extent they are already vested. The Committee may also permit Participants, either on a selective or aggregate basis, to simultaneously exercise Options and sell the shares of Common Stock thereby acquired, pursuant to a brokerage or similar arrangement, approved in advance by the Committee, and use the proceeds from such sale as payment of part or all of the purchase price of such shares.

          (f)    Special Rule of Incentive Stock Options. With respect to Incentive Stock Options granted under the Plan, the aggregate Fair Market Value (determined as of the date the Incentive Stock Option is granted) of the number of shares with respect to which Incentive Stock Options are exercisable for the first time by a Participant during any calendar year shall not exceed one hundred thousand dollars ($100,000) or such other limit as may be required by the Code.

        7.     Stock Appreciation Rights. The grant of Stock Appreciation Rights under the Plan shall be subject to the following terms and conditions. Furthermore, the Stock Appreciation Rights shall contain such additional terms and conditions, not inconsistent with the express terms of the Plan, as the Committee shall deem desirable.

          (a)   Stock Appreciation Rights. A Stock Appreciation Right is an Award entitling a Participant to receive an amount equal to (or if the Committee shall determine at the time of grant, less than) the excess of the Fair Market Value of a share of Common Stock on the date of exercise over the Fair Market Value of a share of Common Stock on the date of grant of the Stock Appreciation Right, or such other price as set by the Committee, multiplied by the number of shares of Common Stock with respect to which the Stock Appreciation Right shall have been exercised.

          (b)   Grant. A Stock Appreciation Right may be granted in tandem with, in addition to, or completely independent of, a Stock Option or any other Award under the Plan.

          (c)   Exercise. A Stock Appreciation Right may be exercised by a Participant in accordance with procedures established by the Committee, except that in no event shall a Stock Appreciation Right be exercisable within the first six (6) months after the date of grant. The Committee may also provide that a Stock Appreciation Right shall be automatically exercised on one or more specified dates, or that a Stock Appreciation Right may be exercised during only limited time periods.

          (d)   Form of Payment. Payment upon exercise of a Stock Appreciation Right may be made (i) in cash, (ii) if acceptable to the Committee, in shares of Common Stock or (iii) any combination of the above, as the Committee shall determine. The Committee may elect to make this determination either at the time the Stock Appreciation Right is granted or at the time of exercise. However, any Stock Appreciation Right exercised upon or subsequent to the occurrence of a Change in Control (as defined in Section 16) shall be paid in cash.

        8.     Restricted Awards. Restricted Awards granted under the Plan may be in the form of either Restricted Stock Grants or Restricted Unit Grants. Restricted Awards shall be subject to the following terms and conditions. Furthermore, the Restricted Awards shall contain such additional terms and conditions, not inconsistent with the express provisions of the Plan, as the Committee shall deem desirable.

          (a)   Restricted Stock Grants. A Restricted Stock Grant is an Award of shares of Common Stock transferred to a Participant subject to such terms and conditions as the Committee deems appropriate, as set forth in Paragraph (d) below.

          (b)   Restricted Unit Grants. A Restricted Unit Grant is an Award of units (with each unit having a value equivalent to one share of Common Stock) granted to a Participant subject to such terms and conditions as the Committee deems appropriate, including, without limitation, the requirement that the Participant forfeit such units upon termination of employment for specified reasons within a specified period of time, and restrictions on the sale, assignment, transfer or other disposition of such units.

          (c)   Grants of Awards. Restricted Awards may be granted under the Plan in such form and on such terms and conditions as the Committee may from time to time approve. Restricted Awards may be granted alone, in addition to or in tandem with other Awards under the Plan. Subject to the terms of the Plan, the Committee shall determine the number of Restricted Awards to be granted to a Participant and the Committee may impose different terms and conditions on any particular Restricted Award made to any Participant. Each Participant receiving a Restricted Stock Grant shall be issued a stock certificate in respect of such shares of Common Stock. Such certificate shall be registered in the name of such Participant, shall be accompanied by a stock power duly executed by such Participant, and shall bear an appropriate legend referring to the terms, conditions and restrictions applicable to such Award. The certificate evidencing the shares shall be held in custody by the Company until the restrictions imposed thereon shall have lapsed or been removed.

          (d)   Restriction Period. Restricted Awards shall provide that in order for a Participant to vest in such Awards, the Participant must continuously provide services for the Company or its Subsidiaries, subject to relief for specified reasons, for a period of not less than six months commencing on the date of the Award and ending on such later date or dates as the Committee may designate at the time of the Award ("Restriction Period"). During the Restriction Period, a Participant may not sell, assign, transfer, pledge, encumber, or otherwise dispose of shares of Common Stock received under a Restricted Stock Grant. The Committee, in its sole discretion, may provide for the lapse of restrictions in installments during the Restriction Period. Upon expiration of the applicable Restriction Period (or lapse of restrictions during the Restriction Period where the restrictions lapse in installments), the Participant shall be entitled to receive his or her Restricted Award or portion thereof, as the case may be.

          (e)   Payment of Awards. A Participant shall be entitled to receive payment for a Restricted Unit Grant (or portion thereof) in an amount equal to the aggregate Fair Market Value of the shares of Common Stock covered by such Award upon the expiration of the applicable Restriction Period. Payment in settlement of a Restricted Unit Grant shall be made as soon as practicable following the conclusion of the respective Restriction Period (i) in cash, (ii) if acceptable to the Committee, in shares of Common Stock equal to the number of units granted under the Restricted Unit Grant with respect to which such payment is made or (iii) in any combination of the above, as the Committee shall determine. The Committee may elect to make this determination either at the time the Award is granted or at the time it is settled.

          (f)    Rights as a Shareholder. A Participant shall have, with respect to the shares of Common Stock received under a Restricted Stock Grant, all of the rights of a shareholder of the Company, including the right to vote the shares, and the right to receive any cash dividends. Stock dividends issued with respect to the shares covered by a Restricted Stock Grant shall be treated as additional shares under the Restricted Stock Grant and shall be subject to the same restrictions and other terms and conditions that apply to shares under the Restricted Stock Grant with respect to which the dividends are issued.

        9.     Other Stock-Based and Combination Awards.

          (a)   The Committee may grant other Awards under the Plan pursuant to which Common Stock is or may in the future be acquired, or Awards denominated in stock units, including ones valued using measures other than market value. Such Other Stock-Based Grants may be granted either alone, in addition to, or in tandem with, any other type of Award granted under the Plan.

          (b)   The Committee may also grant Awards under the Plan in tandem or combination with other Awards or in exchange of Awards, or in tandem or combination with, or as alternatives to grants or rights under any other employee plan of the Company, including the plan of any acquired entity.

          (c)   Subject to the provisions of the Plan, the Committee shall have authority to determine the individuals to whom and the time or times at which the Awards shall be made, the number of shares of Common Stock to be granted or covered pursuant to such Awards, and any and all other conditions and/or terms of the Awards.

        10.   Non-Employee Directors. Directors of the Company who are not employees of the Company ("Non-Employee Directors") shall receive Stock Options as set forth in this Section 10 without the requirement of any action by the Board of Directors or by the Committee. However, Non-Employee Directors shall only participate in the Plan to the extent specified in this Section 10.

          (a)   Each person who becomes a Non-Employee Director on or after the Effective Date shall automatically receive, on the date that the person becomes a Non-Employee Director (the "Original Grant Date"), a Non-Qualified Stock Option to acquire two thousand (2,000) shares of Common Stock less the number of shares of Common Stock, if any, underlying any Non-Qualified Stock Option grant made by the Company to such director on or after the Effective Date pursuant to Section 11(a) of the Company's 1993 Pacific Crest Capital, Inc. Equity Incentive Plan (the "1993 Plan").

          (b)   After each twelve (12) month period of continuous service as a Non-Employee Director after the Original Grant Date, each Non-Employee Director shall automatically receive a Non-Qualified Stock Option to acquire one thousand (1,000) shares of Common Stock less the number of shares of Common Stock, if any, underlying any Non-Qualified Stock Option grant made by the Company to such director on or after the Effective Date pursuant to Section 11(b) of the 1993 Plan.

          (c)   Each Non-Qualified Stock Option granted under Paragraphs (a) and (b) above shall become exercisable as to 25% of the shares of Common Stock subject to the Option on the first, second, third, and fourth anniversary dates of the grant.

          (d)   Each Non-Qualified Stock Option granted under this Section 10 shall expire upon the earliest of the following events:

            (i)    Ten (10) years from the date the Option was granted;

            (ii)   Three (3) months after the date on which the person ceases to be a director, except that if the cessation of services was caused by the person's death or becoming disabled (within the meaning of Section 22(e)(3) of the Code), the expiration of one (1) year after the cessation of such services.

          (e)   The exercise price of the Non-Qualified Stock Options granted under this Section 10 shall be one hundred percent (100%) of the Fair Market Value of the Common Stock on the date of the grant.

        11.   Deferral Elections. The Committee may permit a Participant to elect to defer his or her receipt of the payment of cash or the delivery of shares of Common Stock that would otherwise be due to such Participant by virtue of the exercise, earn out or exercise of an Award made under the Plan. If any such election is permitted, the Committee shall establish rules and procedures for such payment deferrals, including the possible (a) payment or crediting of reasonable interest on such deferred amounts credited in cash, and (b) the payment or crediting of dividend equivalents in respect of deferrals credited in units of Common Stock.

        12.   Dividend Equivalents. Awards of Stock Options, Stock Appreciation Rights, Restricted Unit Grants and Other Stock-Based Awards may, in the discretion of the Committee, earn dividend equivalents. In respect of any such Award which is outstanding on a dividend record date for Common Stock, the Participant may be credited with an amount equal to the amount of cash or stock dividends that would have been paid on the shares of Common Stock covered by such Award had such shares been issued and outstanding on such dividend record date. The Committee shall establish such rules and procedures governing the crediting of dividend equivalents, including the timing, form of payment, and payment contingencies of such dividend equivalents, as it deems appropriate or necessary.

        13.   Termination of Employment. The terms and conditions under which an Award may be exercised after a Participant's termination of employment shall be determined by the Committee, except that in the event a Participant's employment with the Company or a Subsidiary terminates for any reason within six (6) months of the date of grant of any Award held by the Participant, the Award shall expire as of the date of such termination of employment and the Participant and the Participant's legal representative or beneficiary shall forfeit any and all rights pertaining to such Award.

        14.   Non-Transferability of Awards. No Award under the Plan, and no rights or interest therein, shall be assignable or transferable by a Participant except by will or the laws of descent and distribution. During the lifetime of a Participant, Awards are exercisable only by, and payments in settlement of Awards will be payable only to, the Participant or his or her legal representative.

        15.   Adjustments Upon Changes in Capitalization, Etc.

          (a)   The existence of the Plan and the Awards granted hereunder shall not affect or restrict in any way the right or power of the Board or the shareholders of the Company to make or authorize any adjustment, recapitalization, reorganization or other change in the Company's capital structure or its business, any merger or consolidation of the Company, any issue of bonds, debentures, preferred or prior preference stocks ahead of or affecting the Company's Common Stock or the rights thereof, the dissolution or liquidation of the Company, or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding.

          (b)   In the event of any change in capitalization affecting the Common Stock of the Company after the Effective Date, such as a stock dividend, stock split, recapitalization, merger, consolidation, split-up, combination, exchange of shares, other form of reorganization, or any other change affecting the Common Stock, such proportionate adjustments, if any, as the Board in its discretion may deem appropriate to reflect such change shall be made with respect to (i) the aggregate number of shares of Common Stock for which Awards in respect thereof may be granted under the Plan, (ii) the maximum number of shares of Common Stock which may be sold or awarded to any Participant, (iii) the number of shares of Common Stock covered by each outstanding Award, and (iv) the price per share in respect of outstanding Awards.

          (c)   The Committee may also make such adjustments in the number of shares covered by, and the price or other value of any outstanding Awards in the event of a spin-off or other distribution (other than normal cash dividends) of Company assets to shareholders. In the event that another corporation or business entity is being acquired by the Company, and the Company agrees to assume outstanding employee stock options and/or stock appreciation rights and/or the obligation to make future grants of options or rights to employees of the acquired entity, the aggregate number of shares of Common Stock available for Awards under Section 4 of the Plan may be increased accordingly.

        16.   Change in Control.

          (a)   In the event of a Change in Control (as defined in Paragraph (b) below) of the Company, and except as otherwise provided in Award agreements:

            (i)    All Stock Options or Stock Appreciation Rights then outstanding shall become fully exercisable as of the date of the Change in Control; and

            (ii)   All restrictions and conditions of all Restricted Stock Grants and Restricted Unit Grants then outstanding shall be deemed satisfied as of the date of the Change in Control.

          (b)   A "Change in Control" shall be deemed to have occurred upon the occurrence of any one (or more) of the following events:

            (i)    Any person, including a group as defined in Section 12(d)(3) of the Exchange Act, becomes the beneficial owner of shares of the Company with respect to which 20% or more of the total number of votes for the election of the Board may be cast;

            (ii)   As a result of, or in connection with, any cash tender offer, exchange offer, merger or other business combination, sale of assets or contested election, or combination of the foregoing, persons who were directors of the Company just prior to such event shall cease to constitute a majority of the Board;

            (iii)  The stockholders of the Company shall approve an agreement providing either for a transaction in which the Company will cease to be an independent publicly owned corporation or for a sale or other disposition of all or substantially all the assets of the Company; or

            (iv)  A tender offer or exchange offer is made for shares of the Company's Common Stock (other than one made by the Company) and shares of Common Stock are acquired thereunder ("Offer"). However, the acceleration of the exercisability of outstanding options upon the occurrence of an Offer shall be within the discretion of the Board.

        17.   Amendment and Termination. Without further approval of the stockholders, the Board may at any time terminate the Plan, or may amend it from time to time in such respects as the Board may deem advisable. However, the Board may not, without approval of the shareholders, make any amendment which would (a) increase the aggregate number of shares of Common Stock which may be issued under the Plan (except for adjustments pursuant to Section 15 of the Plan), (b) materially modify the requirements as to eligibility for participation in the Plan, or (c) materially increase the benefits accruing to Participants under the Plan. Notwithstanding the above, the Board may amend the Plan to take into account changes in applicable securities, federal income tax laws and other applicable laws. Further, should the provisions of Rule 16b-3, or any successor rule, under the Exchange Act be amended, the Board may amend the Plan in accordance with any modifications to that rule without the need for shareholder approval. Notwithstanding the foregoing, the provisions of Section 10 may not be amended more than once every six months other than to comply with the changes in the Code or the Employee Retirement Income Security Act of 1974.

        18.   Miscellaneous Matters.

          (a)   Tax Withholding. The Company shall have the right to deduct from any settlement, including the delivery of shares, made under the Plan any federal, state, or local taxes of any kind required by law to be withheld with respect to such payments or to take such other action as may be necessary in the opinion of the Company to satisfy all obligation for the payment of such taxes. If Common Stock is used to satisfy tax withholding, such stock shall be valued based on the Fair Market Value when the tax withholding is required to be made.

          (b)   No Right to Employment. Neither the adoption of the Plan nor the granting of any Award shall confer upon any employee of the Company or any Subsidiary any right to continued employment with the Company or any Subsidiary, as the case may be, nor shall it interfere in any way with the right of the Company or a Subsidiary to terminate the employment of any of its employees at any time, with or without cause.

          (c)   Unfunded Plan. The Plan shall be unfunded and the Company shall not be required to segregate any assets that may at any time be represented by Awards under the Plan. Any liability of the Company to any person with respect to any Award under the Plan shall be based solely upon any contractual obligations that may be effected pursuant to the Plan. No such obligation of the Company shall be deemed to be secured by any pledge of, or other encumbrance on, any property of the Company.

          (d)   Annulment of Awards. The grant of any Award under the Plan payable in cash is provisional until cash is paid in settlement thereof. The grant of any Award payable in Common Stock is provisional until the Participant becomes entitled to the certificate in settlement thereof. In the event the employment of a Participant is terminated for cause (as defined below), any Award which is provisional shall be annulled as of the date of such termination for cause. For the purpose of this Section 18(d), the term "terminated for cause" means any discharge for violation of the policies and procedures of the Company or for other job performance or conduct which is detrimental to the best interests of the Company.

          (e)   Other Company Benefit and Compensation Programs. Payments and other benefits received by a Participant under an Award made pursuant to the Plan shall not be deemed a part of a Participant's regular, recurring compensation for purposes of the termination indemnity or severance pay law of any state. Furthermore, such benefits shall not be included in, nor have any effect on, the determination of benefits under any other employee benefit plan or similar arrangement provided by the Company or a Subsidiary unless expressly so provided by such other plan or arrangements, or except where the Committee expressly determines that inclusion of an Award or portion of an Award should be included. Awards under the Plan may be made in combination with or in tandem with, or as alternatives to, grants, awards or payments under any other Company or Subsidiary plans. The Company or any Subsidiary may adopt such other compensation programs and additional compensation arrangements (in addition to this Plan) as it deems necessary to attract, retain, and reward employees for their service with the Company and its Subsidiaries.

          (f)    Securities Law Restrictions. No shares of Common Stock shall be issued under the Plan unless counsel for the Company shall be satisfied that such issuance will be in compliance with applicable Federal and state securities laws. Certificates for shares of Common Stock delivered under the Plan may be subject to such stock-transfer orders and other restrictions as the Committee may deem advisable under the rules, regulations, and other requirements of the Securities and Exchange Commission, any stock exchange upon which the Common Stock is then listed, and any applicable Federal or state securities law. The Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.

          (g)   Award Agreement. Each Participant receiving an Award under the Plan shall enter into an agreement with the Company in a form specified by the Committee agreeing to the terms and conditions of the Award and such related matters as the Committee shall, in its sole discretion, determine.

          (h)   Costs of Plan. The costs and expenses of administering the Plan shall be borne by the Company.

          (i)    Governing Law. The Plan and all actions taken thereunder shall be governed by and construed in accordance with the laws of the State of Delaware.

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EXHIBIT 99.1 Pacific Crest Capital, Inc. 2002 Equity Incentive Plan
PACIFIC CREST CAPITAL, INC. 2002 EQUITY INCENTIVE PLAN